Neurotez, Inc.

Neurotez Inc. is developing a drug to treat Leptin deficiency in Alzheimer's patients.

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Neurotez wants to cure Alzheimer's disease.

From the CEO

"I have personal experience on how devastating a brain disorder that changes your behavior and personality can be. My mother, who died four years ago, suffered from Alzheimer's. My personal commitment is to develop a cure for Alzheimer's disease, no matter what this may cost. There is no plan B."

- Nikolaos Tezapsidis

Problem

Alzheimer's disease affects more than 5 million Americans and 18 million patients worldwide.

Current medications provide limited relief. Many of our competitors are focusing on removing either Abeta or tau deposits from the brain where they form plaques and tangles. None of these efforts have generated any effective drug for the last 18 years since the first anti-Abeta trial started.

The idea that Abeta and plaque do not cause Alzheimer's is gaining momentum in the research community. We were determined to look for a different solution prior to the formation of the plaques.


2017 ALZHEIMER'S DISEASE FACTS AND FIGURES
ALZHEIMER'S DISEASE IS THE 6TH LEADING CAUSE OF DEATH IN THE UNITED STATES
MORE THAN 15 MILLION AMERICANS provide unpaid care for people with Alzheimer's or other dementias
IN 2016 these caregivers provided an estimated 18.2 BILLION HOURS of care valued at over $230 BILLION
MORE THAN 5 MILLION AMERICANS ARE LIVING WITH ALZHEIMER'S
BY 2050, THIS NUMBER COULD RISE AS HIGH AS 16 MILLION
In 2017, Alzheimer's and other dementias will cost the nation $259 billion
By 2050, these costs could rise as high as
$1.1 TRILLION
EVERY 66 SECONDS someone in the United States develops the disease
1 IN 3 seniors dies with Alzheimer's or another dementia
Since 2000, deaths from heart disease have decreased by 14%
while deaths from Alzheimer's disease have increased by 89%
IT KILLS MORE THAN breast cancer and prostate cancer COMBINED

Industry Snapshot

"Alzheimer's disease market will more than double to $11.3 Billion by 2021." GBI Research

Solution

Our novel approach focuses on Leptin, a naturally occurring human hormone associated with various metabolic effects, has a large number of receptors in memory centers of the brain.



Hippocampus (in red) responsible for memory formation, cognition and executive function is severely affected by the disease. This region is rich in Leptin receptors.

This protein is often present at decreased levels in patients suffering from Alzheimer's disease, and cognitive deterioration in AD patients correlates strongly with a decline in circulating Leptin levels.

We are developing Memtin™ to treat Leptin deficiency in Alzheimer's patients. This Leptin product will act as a novel hormone replacement therapy for Alzheimer's disease (AD) and/or as a preventative for those who are at risk.

Success


20+ patents
15 PhDs, MDs, MBAs
17 papers and journals

Recognition

- Nominated for Most Promising Private Company 2015
    - The Biotechnology Industry Organization nominated Neurotez, Inc. as a Most Promising Private Company for its 2015 Buzz of Bio Contest.
- Best Presentation Award at NYC Venture Summit 2011
    - A panel of judges consisting of venture capitalists, private investors and other business executives at the NYC Venture Summit 2011, voted Neurotez's presentation as the best among 30 companies in the Life sciences category.
- 2010 Incubator Company to Watch
    - Neurotez was chosen as a 2010 Incubator Company to Watch at the NJTC Gala Awards

Team

Operating Team

An impressive group of exceptional individuals with deep experience and success in their respective fields in Academia (1000s of publications in Alzheimer's) and Pharmaceutical Industry have been working together for a number of years to achieve our mission.



Nikolaos Tezapsidis President and CEO

- PhD in Biochemistry at the University of Sussex, UK
- 18+ years of biomedical research
- Two awards from the Alzheimer's Association



Wes Ashford Chief Medical Officer

- MD and PhD in Neuroscience from UCLA
- 100+ publications on Alzheimer's disease
- Senior Research Scientist at the Stanford/VA Aging Clinical Research Center and Alzheimer's Center



George Perry Chief Science Officer

- PhD in Marine Biology from Scripps Institution of Oceanography
- 1,000+ publications on Alzheimer's disease
- Dean of the College of Sciences and Semmes Foundation Endowed Chair in Neurobiology at the University of Texas at San Antonio



Hamish McArthur Chief Manufacturing Officer

- PhD in Microbial Biochemistry at University of Cambridge
- 33 years of drug development experience at Pfizer
- 50+ publications and patents



Jukka Karjalainen COO

- 25+ years of pharma experience in US, Canada, and Europe
- Authored 47 original publications in top-rated international medical journals
- Member of International Science Advisory Board



Jane Johnston VP Operations

- PhD in Biochemistry from Imperial College
- 18+ years of research experience in neural repair and cellular imaging
- Principal Investigator for the University of Medicine and Dentistry of New Jersey and Albert Einstein College of Medicine



Michael Hoy VP Regulatory Affairs

- MS in Clinical Pharmacology from Thomas Jefferson University
- Extensive experience in early phase clinical development, regulatory affairs, and life-cycle management
- Worked at Bristol-Myers Squibb, Wyeth, and Johnson & Johnson



Bob Oliver Director

- MBA in Marketing from the Haub School of Business at Saint Joseph's University
- President and CEO of Otsuka America Pharmaceutical, Inc.
- VP and Global Business Manager for Oncology at Wyeth



James Harris acting CFO

- MBA in Finance from Long Island University
- CEO of Healthcare Economics LLC
- VP at Dragon Pharmaceuticals, Inc.



Thomas J. Humphries Director

- 36 years of experience in Pharma and Biotech
- 225+ papers published
- Retired as a Colonel after 26 years in the Navy and Airforce

Memtin™ Development Timeline


Timeline
Pre-clinical
Phase Ib/Phase IIa
Phase II/III
Year 1
Year 2
Year 3-4
Company' Leptin Treatment
Cloning MCB, Stability, Formulation Manufacturing
IND-enabling / Filing
1st and 2nd Clinical Trials
3rd Clinical Trial
$5.0 Million
Funding
Funding to Date: $4.5 Million
(Founders' Capital & Grants)
Series A/B: $11 Million
Series C or RegA+: $35 Million

Media Mentions

- The National Herald →
- ellines.com →
- tapinto.net →
- businesswire.com →

Use of Proceeds

- The purpose of this offering is to help us prepare for a Series A round of financing.
- Working Capital (75%)
- Salaries (25%)

Previous Funding

Total = $4.5M

- **National Institutes of Health**

IRS Qualifying Therapeutic Discovery Project grant ▪

New Jersey Commission of Science and Technology ▪

Be a part of Neurotez

This is an offering of Common Stock, under registration exemption 4(a)(6), in Neurotez Inc.. This offering must raise at least $10,000 by February 26, 2018 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Neurotez may issue additional securities to raise up to $107,000, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,712,425 shares × $1.00 per share
= $10,712,425 implied valuation

Pitch Deck

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More Info

- Website: neurotez.com →
- Facebook: facebook.com/neurotez →
- Twitter: twitter.com/Neurotez →

Financials

To be used for General Corporate purposes including legal, accounting, marketing, and salary expenses.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Neurotez's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.